UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 23, 2009

LIBERTY GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51360	20-2197030
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Boulevard, Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 220-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Liberty Global, Inc. (Liberty Global) indirectly owns a controlling interest (50.6% as of March 31, 2009) in Telenet Group Holding NV (Telenet). Telenet, a consolidated subsidiary of Liberty Global, is a separate public company with shares listed on the Euronext Brussels Stock Exchange under the ticker symbol TNET. Telenet is a leading provider of cable television, high-speed Internet access and fixed and mobile telephony services in Belgium.

Pursuant to a supplemental agreement dated June 23, 2009, the €2.3 billion ($3.2 billion at the June 25, 2009 exchange rate) senior credit facility agreement, originally dated August 1, 2007, between Telenet Bidco NV (an indirect wholly-owned subsidiary of Telenet), as borrower, the lenders listed therein and Toronto Dominion (Texas) LLC, as facility agent (the “Telenet Facility”) has been amended to split the undrawn term loan B2 facility, in an amount of €225.0 million ($313.7 million at the June 25, 2009 exchange rate) and available to be drawn up to June 30, 2009 (the “Initial B2 Facility”), into two separate facilities: (i) a term loan facility, in an amount of €135.0 million ($188.2 million at the June 25, 2009 exchange rate), available to be drawn up to and including June 30, 2010 (the “B2A Facility”) and (ii) a term loan facility, in an amount of €90.0 million ($125.5 million at the June 25, 2009 exchange rate), available to be drawn up to and including June 30, 2009 (the “B2B Facility”).  The borrower will draw the B2B Facility in full on June 29, 2009.  The applicable terms and conditions of the B2A Facility and the B2B Facility are the same as the Initial B2 Facility with an applicable margin of 2.50% over EURIBOR.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Name
4.1

€2,300,000,000 Credit Agreement, originally dated August 1, 2007, and as amended and restated by supplemental agreements dated August 22, 2007, September 11, 2007, October 8, 2007 and June 23, 2009, among Telenet Bidco NV as Borrower, Toronto Dominion (Texas) LLC as Facility Agent, the parties listed therein as Original Guarantors, ABN AMRO Bank N.V., BNP Paribas S.A. and J.P. Morgan PLC as Mandated Lead Arrangers, KBC Bank NV as Security Agent and the financial institutions listed therein as Initial Original Lenders (the Credit Agreement).

4.2	Supplemental agreement dated June 23, 2009 between Telenet Bidco NV and Toronto Dominion (Texas) LLC as Facility Agent relating to the Credit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2009

LIBERTY GLOBAL, INC.

By:	/s/ Randy L. Lazzell
Name:	Randy L. Lazzell
Title:	Vice President

Exhibit Index

Exhibit No.	Name
4.1

€2,300,000,000 Credit Agreement, originally dated August 1, 2007, and as amended and restated by supplemental agreements dated August 22, 2007, September 11, 2007, October 8, 2007 and June 23, 2009, among Telenet Bidco NV as Borrower, Toronto Dominion (Texas) LLC as Facility Agent, the parties listed therein as Original Guarantors, ABN AMRO Bank N.V., BNP Paribas S.A. and J.P. Morgan PLC as Mandated Lead Arrangers, KBC Bank NV as Security Agent and the financial institutions listed therein as Initial Original Lenders (the Credit Agreement).

4.2	Supplemental agreement dated June 23, 2009 between Telenet Bidco NV and Toronto Dominion (Texas) LLC as Facility Agent relating to the Credit Agreement.